EXHIBIT 4.14

                                    AMENDMENT


                  AMENDMENT (the "Amendment"), dated as of April 23, 1999, among FEDERAL DATA CORPORATION (the "Borrower"), the institutions party to the Credit Agreement referred to below (the "Lenders") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :


                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 25, 1997 (as currently in effect, the "Credit Agreement");

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 8.10 of the Credit Agreement is hereby amended by deleting the line reading:

                  "March 31, 1999 through
                       December 31, 1999                       5.25:1.0"

   and inserting in lieu thereof:

                  "March 31, 1999 and
                      June 30, 1999                            5.90:1.0
                  September 30, 1999                           5.50:1.0
                  December 31, 1999                            5.25:1.0"

                  2. Section 8.11 of the Credit Agreement is hereby amended by deleting the line reading:

                  "September 30, 1999 through
                       September 30, 1999                   1.75 to 1.0"

and inserting in lieu thereof:

                  "March 31, 1999 and
                       June 30, 1999                        1.65 to 1.0
                  September 30, 1999                        1.75 to 1.0"
                  3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  5. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.


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                  6. This Amendment shall become effective on the date (the
"Effective Date") on which all of the following conditions shall have been satisfied:

                  (i) each of the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office; and

                  (ii) the Borrower shall have paid to the Agent for the account of each Bank that has executed and delivered on or prior to the Effective Date a counterpart of this Amendment an Amendment Fee equal to .125% of the amount of the Commitment of each such Bank.

                  7. At all times on and after the Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Amendment.

                                      * * *






                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                              FEDERAL DATA CORPORATION


                                           By:  /s/ James M. Dean
                                              ----------------------------------
                                              Name: James M. Dean
                                              Title:  Vice President and
                                                         Chief Financial Officer


                                              BANKERS TRUST COMPANY,
                                               Individually as Agent and
                                               as Collateral Agent


                                           By:  /s/ Gregory Shefrin
                                              ----------------------------------
                                              Name:  Gregory Shefrin
                                              Title:    Principal



                                              IBJ WHITEHALL FINANCIAL
                                               GROUP


                                           By:  /s/ David Thalman
                                              ----------------------------------
                                              Name:  David Thalman
                                              Title:    Director



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                                              BANK AUSTRIA CREDITANSTALT
                                                CORPORATE FINANCE, INC.


                                           By:  /s/ Patrick Rounds
                                              ----------------------------------
                                              Name:  Patrick Rounds
                                              Title:    Vice President



                                           By:  /s/ Jack Bertges
                                              ----------------------------------
                                              Name:  Jack Bertges
                                              Title:    Senior Vice President



                                              FIRST SOURCE FINANCIAL LLP

                                           By:  FIRST SOURCE FINANCIAL INC.,
                                                   Its Agent/Manager


                                           By:  /s/ Kathi J. Innorio
                                              ----------------------------------
                                              Name: Kathi J. Innorio
                                              Title:   Vice President


                                              BANKBOSTON, N.A.


                                           By:  /s/ Marie V. Duprey
                                              ----------------------------------
                                              Name: Marie V. Duprey
                                              Title:   Vice President


                                              THE BANK OF NEW YORK


                                           By:  /s/ Ronald R. Reedy
                                              ----------------------------------
                                              Name: Ronald R. Reedy
                                              Title:  Vice President


                                              CREDIT LYONNAIS NEW YORK BRANCH


                                           By:  /s/ Mark Koneval
                                              ----------------------------------
                                              Name:   Mark Koneval
                                              Title:  Vice President




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                                              PNC BANK, NATIONAL ASSOCIATION


                                           By:  /s/ William P. Gennario
                                              ----------------------------------
                                              Name:   William P. Gennario
                                              Title:     Vice President


                                              FIRST UNION COMMERCIAL CORPORATION


                                           By:  /s/ Michael J. Landin
                                              ----------------------------------
                                              Name: Michael J. Landin
                                              Title:   Vice President